Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
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Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2017 FIRST-QUARTER RESULTS;
INCREASES, FOR FAVORABLE TAX ITEM ONLY, 2017 FULL-YEAR REPORTED DILUTED EPS
FORECAST RANGE TO $4.84 TO $4.99; EXCLUDING CURRENCY AND TAX ITEM, FORECAST REFLECTS GROWTH OF APPROXIMATELY 9% TO 12% VS. 2016 ADJUSTED DILUTED EPS OF $4.48

2017 First-Quarter

•	Reported diluted earnings per share of $1.02, up by $0.04 or 4.1% versus $0.98 in 2016

•	Adjusted diluted earnings per share of $0.98, flat versus 2016, reflecting a tax item as detailed in the attached Schedule 9

•	No impact from currency on reported and adjusted diluted earnings per share versus 2016

•	Total cigarette and heated tobacco unit shipment volume of 178.0 billion, down by 9.4%
•Cigarette shipment volume of 173.6 billion units, down by 11.5%
•Heated tobacco unit shipment volume of 4.4 billion units, up from 453 million units in 2016

•	Reported net revenues of $16.6 billion, down by 1.4%

•	Net revenues, excluding excise taxes, of $6.1 billion, down by 0.3%

•	Excluding unfavorable currency of $120 million, net revenues, excluding excise taxes, up by 1.7% as detailed in the attached Schedule 6

•	Reported operating income of $2.4 billion, down by 3.1%

•	Operating companies income of $2.5 billion, down by 2.2%

•	Excluding unfavorable currency of $12 million, operating companies income down by 1.7% as detailed in the attached Schedule 6

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 8, of $2.5 billion, down by 2.2%

•	Excluding unfavorable currency of $12 million, adjusted operating companies income down by 1.7% as detailed in the attached Schedule 8

2017 Full-Year Forecast

•
PMI increases, for a favorable discrete tax item of $0.04 only, its 2017 full-year reported diluted earnings per share to a range of $4.84 to $4.99, at prevailing exchange rates, versus $4.48 in 2016. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.08 for the full-year 2017, as well as the tax item of $0.04 recorded in the first quarter, the forecast range represents a projected increase of approximately 9% to 12% versus adjusted diluted earnings per share of $4.48 in 2016 as detailed in the attached Schedule 12

•	This forecast assumes net revenue growth, excluding excise taxes, in excess of the company's current annual growth target range of 4% to 6%, excluding currency and acquisitions

•	This forecast does not include any share repurchases in 2017

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, April 20, 2017 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2017 first-quarter results.

“Our results were in line with our previously communicated expectation of a relatively weak first quarter, due to lower cigarette volume -- primarily related to low-price brands in specific markets where the impact on our profitability was limited -- and certain timing factors," said André Calantzopoulos, Chief Executive Officer.

"We are fully on track to deliver our full-year EPS guidance, driven by robust pricing and accelerating IQOS volume growth. We anticipate a combined cigarette and heated tobacco unit volume decline of 3% to 4% for the full year."

“It is extremely encouraging that already today, despite persistent capacity constraints, 1.8 million consumers have effectively stopped smoking and have switched to our heat-not-burn alternative, IQOS."

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on April 20, 2017. Access is at www.pmi.com/2017Q1earnings. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Dividends
During the quarter, PMI declared a regular quarterly dividend of $1.04, representing an annualized rate of $4.16 per common share.

2017 FIRST-QUARTER CONSOLIDATED RESULTS

Key Terms, Definitions and Explanatory Notes

General

•	“PMI” refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•
Unless otherwise stated, references to total industry, total market, PMI volume and PMI market share performance reflect cigarettes and PMI’s heated tobacco units for those markets that have commercial sales of IQOS.

•
References to total international market, defined as worldwide cigarette and PMI heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business.

•	"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.

•	"OTP" is defined as other tobacco products, primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.

•	"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.

•	"EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business.

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

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Financial

•	Net revenues, excluding excise taxes, related to combustible products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives.

•
"Operating Companies Income," or "OCI," is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. Management evaluates business segment performance and allocates resources based on OCI.

•	“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•
Management reviews OCI, OCI margins, operating cash flow and earnings per share, or “EPS,” on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and other special items.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.

•
Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release.

Reduced-Risk Products

•
"Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

•
"Heated tobacco units" is the term PMI uses to refer to heat-not-burn consumables, which include HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks.

•
Net revenues, excluding excise taxes, related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, net of sales and promotion incentives.

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SHIPMENT VOLUME & MARKET SHARE

PMI shipment volume by Region and brand are shown in the table below.

PMI Shipment Volume by Region	First-Quarter
(million units)
	2017	2016	Change

Cigarettes
European Union	42,540	45,993	(7.5)%
EEMA	56,574	63,126	(10.4)%
Asia	55,142	65,222	(15.5)%
Latin America & Canada	19,296	21,700	(11.1)%
Total PMI	173,552	196,041	(11.5)%

Heated Tobacco Units
European Union	184	16	+100%
EEMA	105	2	+100%
Asia	4,145	435	+100%
Latin America & Canada	1	—	—%
Total PMI	4,435	453	+100%

Cigarettes and Heated Tobacco Units
European Union	42,724	46,009	(7.1)%
EEMA	56,679	63,128	(10.2)%
Asia	59,287	65,657	(9.7)%
Latin America & Canada	19,297	21,700	(11.1)%
Total PMI	177,987	196,494	(9.4)%

PMI Shipment Volume by Brand	First-Quarter
(million units)
	2017	2016	Change
Cigarettes
Marlboro	62,399	67,985	(8.2)%
L&M	21,913	23,690	(7.5)%
Chesterfield	11,544	10,176	13.4%
Parliament	9,199	10,137	(9.3)%
Bond Street	8,485	9,721	(12.7)%
Philip Morris	10,608	9,209	15.2%
Lark	6,526	6,501	0.4%
Others	42,878	58,622	(26.9)%
Total Cigarettes	173,552	196,041	(11.5)%
Heated Tobacco Units	4,435	453	+100%
Total PMI	177,987	196,494	(9.4)%

PMI's total shipment volume of cigarettes and heated tobacco units decreased by 9.4%, or by 7.8% excluding net estimated inventory movements, reflecting a challenging comparison with the first quarter of 2016, which declined by a more modest 1.1%, as well as ongoing declines of primarily low-price volumes in specific markets, such as

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Pakistan and the Philippines. The first quarter of 2016 also benefited from the favorable estimated impact of the leap year.
PMI's cigarette volume decreased by 11.5% due to: the EU, principally Italy and Spain, partly offset by Poland; EEMA, mainly North Africa, primarily Egypt and Tunisia, as well as Russia and Ukraine; Asia, principally Indonesia, Japan, Korea, Pakistan and the Philippines; and Latin America & Canada, principally Argentina, Canada and Mexico.
The decline in PMI's cigarette shipment volume was partly offset by higher heated tobacco unit shipment volume of 4.4 billion units, up from 453 million units in the first quarter of 2016, driven by Japan.
Cigarette shipment volume of Marlboro decreased in: the EU, mainly due to Italy and Spain; EEMA, mainly due to Saudi Arabia and Tunisia, partly offset by Algeria; Asia, mainly due to Japan, principally reflecting out-switching to Marlboro HeatSticks; and Latin America & Canada, mainly due to Argentina and Mexico.
Cigarette shipment volume of L&M decreased, mainly due to Egypt, as well as Russia, Turkey and Ukraine, partly offset by Kazakhstan and Saudi Arabia. Cigarette shipment volume of Chesterfield increased, mainly driven by Argentina and Turkey, partly offset by Italy and Russia. Cigarette shipment volume of Parliament decreased, mainly due to Russia. Cigarette shipment volume of Bond Street decreased, mainly due to Russia and Ukraine. Cigarette shipment volume of Philip Morris increased, driven by Russia and Ukraine, partly offset by Argentina and Italy. Cigarette shipment volume of Lark increased, principally driven by Japan and Korea, partly offset by Turkey. Cigarette shipment volume of "Others" decreased, mainly due to local, low-margin brands in Pakistan, the Philippines, Russia and Ukraine.

PMI's market share increased in a number of markets, including Algeria, Belgium, France, Germany, Hong Kong, Japan, Kazakhstan, Kuwait, Poland, Saudi Arabia, Switzerland and the United Arab Emirates.

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NET REVENUES (Excluding Excise Taxes)

PMI Net Revenues (Excluding Excise Taxes)	First-Quarter
(in millions)				Excl.
	2017	2016	Change	Curr.
Combustible Products

European Union	$1,709	$1,855	(7.9)%	(4.9)%
EEMA	1,470	1,603	(8.3)%	(2.1)%
Asia	1,845	1,921	(4.0)%	(6.0)%
Latin America & Canada	605	650	(6.8)%	(3.5)%
Total PMI	$5,629	$6,028	(6.6)%	(4.3)%

RRPs

European Union	$31	$9	+100%	+100%
EEMA	7	(1)	+100%	+100%
Asia	396	47	+100%	+100%
Latin America & Canada	0	0	20.0%	12.5%
Total PMI	$435	$55	+100%	+100%

Combustible Products and RRPs

European Union	$1,740	$1,863	(6.6)%	(3.7)%
EEMA	1,477	1,602	(7.8)%	(1.6)%
Asia	2,241	1,968	13.9%	11.0%
Latin America & Canada	606	650	(6.8)%	(3.4)%
Total PMI	$6,064	$6,083	(0.3)%	1.7%

Note: Sum of product categories or Regions might not foot to total PMI due to rounding.
Net revenues, excluding excise taxes, of $6.1 billion declined by 0.3%, as detailed above and in the attached Schedule 6. Excluding unfavorable currency of $120 million, net revenues, excluding excise taxes, increased by 1.7%, driven by a favorable pricing variance of $408 million from across all Regions, principally EEMA and Asia. The favorable pricing variance was partly offset by unfavorable volume/mix of $307 million, due to the EU, EEMA and Latin America & Canada, partly offset by Asia.

OPERATING COMPANIES INCOME

PMI OCI	First-Quarter
(in millions)				Excl.
	2017	2016	Change	Curr.
European Union	$772	$906	(14.8)%	(11.7)%
EEMA	690	633	9.0%	10.9%
Asia	852	778	9.5%	2.6%
Latin America & Canada	177	229	(22.7)%	(11.4)%
Total PMI	$2,491	$2,546	(2.2)%	(1.7)%
Operating companies income of $2.5 billion decreased by 2.2%. Excluding unfavorable currency of $12 million, operating companies income decreased by 1.7%, mainly due to an unfavorable volume/mix of $375 million, principally in the EU and EEMA, as well as an unfavorable cost comparison, largely reflecting increased support behind reduced-risk products, notably in the EU and Asia. The decrease in operating companies income was partly

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offset by a favorable pricing variance across all Regions.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 8. Adjusted operating companies income, excluding unfavorable currency, decreased by 1.7%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 1.4 points to 40.5%, reflecting the factors mentioned above, as detailed on Schedule 8.

PMI OCI	First-Quarter
(in millions)				Excl.
	2017	2016	Change	Curr.
OCI	$2,491	$2,546	(2.2)%	(1.7)%
Asset impairment & exit costs	—	—
Adjusted OCI	$2,491	$2,546	(2.2)%	(1.7)%
Adjusted OCI Margin*	41.1%	41.9%	(0.8)	(1.4)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
EUROPEAN UNION REGION (EU)

Net revenues, excluding excise taxes, of $1.7 billion, decreased by 6.6%.  Excluding unfavorable currency of $55 million, net revenues, excluding excise taxes, decreased by 3.7%, principally reflecting unfavorable volume/mix of $115 million, mainly due to the unfavorable impact of inventory movements and the lower total market in Italy and Spain, partly offset by a favorable pricing variance of $47 million, notably in Germany, Italy and Poland.

Operating companies income of $772 million decreased by 14.8%. Excluding unfavorable currency of $28 million, operating companies income decreased by 11.7%, mainly due to unfavorable volume/mix of $109 million, mainly in Italy and Spain, and increased investment behind reduced-risk products, partly offset by favorable pricing.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 8. Adjusted operating companies income, excluding unfavorable currency, decreased by 11.7%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 4.0 points to 44.6%, reflecting the factors mentioned above, as detailed on Schedule 8.

EU OCI	First-Quarter
(in millions)				Excl.
	2017	2016	Change	Curr.
OCI	$772	$906	(14.8)%	(11.7)%
Asset impairment & exit costs	—	—
Adjusted OCI	$772	$906	(14.8)%	(11.7)%
Adjusted OCI Margin*	44.4%	48.6%	(4.2)	(4.0)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

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EU Total Market, PMI Shipment & Market Share Commentaries

EU PMI Shipment Volume	First-Quarter
(million units)
	2017	2016	Change

Cigarettes	42,540	45,993	(7.5)%
Heated Tobacco Units	184	16	+100%
Total EU	42,724	46,009	(7.1)%

EU PMI Shipment Volume by Brand	First-Quarter
(million units)
	2017	2016	Change
Cigarettes
Marlboro	20,924	22,700	(7.8)%
L&M	7,933	8,188	(3.1)%
Chesterfield	6,496	7,148	(9.1)%
Philip Morris	3,696	4,054	(8.8)%
Others	3,491	3,903	(10.6)%
Total Cigarettes	42,540	45,993	(7.5)%
Heated Tobacco Units	184	16	+100%
Total EU	42,724	46,009	(7.1)%

EU Market Shares by Brand	First-Quarter
			Change
	2017	2016	p.p.
Marlboro	18.8%	19.0%	(0.2)
L&M	7.0%	6.9%	0.1
Chesterfield	6.1%	5.9%	0.2
Philip Morris	3.2%	3.3%	(0.1)
Others*	3.4%	3.5%	(0.1)
Total EU	38.5%	38.6%	(0.1)
*Includes heated tobacco units.

The estimated total market in the EU decreased by 2.8% to 112.1 billion units, partly reflecting a challenging comparison to the first quarter of 2016, which increased by 0.8%, benefiting from a lower prevalence of illicit trade and e-vapor products and, in certain geographies, the estimated favorable impact of immigration. The decline of the estimated total market also reflected the impact of price increases and the implementation of elements of the Tobacco Products Directive, notably in Italy and the United Kingdom. The net impact of inventory movements on the estimated total market was immaterial.

As shown in the table above, PMI's total shipment volume decreased by 7.1% to 42.7 billion units, mainly due to cigarette volume declines in Italy and Spain, partly offset by Poland. Excluding estimated inventory movements, principally associated with distributor cigarette inventory movements in Italy and Spain, PMI's total shipment volume decreased by 2.9%. The decrease in cigarette shipment volume of Marlboro was mainly due to Italy and Spain. The decrease in cigarette shipment volume of L&M was mainly due to Romania and Spain. The decrease in cigarette shipment volume of Chesterfield was mainly due to Italy and Spain, partly offset by Poland

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and the United Kingdom. The decrease in cigarette shipment volume of Philip Morris was mainly due to Italy. The decrease in cigarette shipment volume of "Others" was mainly due to Merit and Muratti in Italy.

As shown in the table above, PMI's total market share decreased by 0.1 point to 38.5%, with declines, mainly in Italy and Spain, partly offset by gains, notably in France, Germany and Poland.

EU Key Market Commentaries

In France, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

France Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	10.8	10.7	1.4%

PMI Shipments (million units)	4,726	4,779	(1.1)%

PMI Market Share
Marlboro	26.6%	26.1%	0.5
Philip Morris	10.3%	10.1%	0.2
Chesterfield	3.1%	3.1%	—
Others*	2.8%	2.8%	—
Total	42.8%	42.1%	0.7
*Includes heated tobacco units (in Monaco).

The estimated total market increased by 1.4%. Excluding net estimated distributor cigarette inventory movements largely associated with the implementation of the Tobacco Products Directive at the beginning of 2016, PMI's shipment volume increased by 2.8%, reflecting the higher total market, as well as higher market share.

In Germany, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Germany Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	17.5	17.8	(2.2)%

PMI Shipments (million units)	6,662	6,767	(1.6)%

PMI Market Share
Marlboro	23.4%	22.9%	0.5
L&M	11.7%	11.8%	(0.1)
Chesterfield	1.6%	1.6%	—
Others*	1.5%	1.6%	(0.1)
Total	38.2%	37.9%	0.3
*Includes heated tobacco units.

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The estimated total market decreased by 2.2%, partly reflecting the lapsed contribution of favorable factors in 2016, including a lower prevalence of illicit trade. The decrease in PMI's shipment volume was mainly due to the lower total market. The increase in PMI's market share was driven by Marlboro, largely reflecting the positive impact of marketing support.

In Italy, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Italy Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	16.2	17.1	(5.2)%

PMI Shipments (million units)	7,801	9,853	(20.8)%

PMI Market Share
Marlboro	23.5%	24.4%	(0.9)
Chesterfield	11.3%	11.6%	(0.3)
Philip Morris	7.9%	9.0%	(1.1)
HEETS	0.5%	—%	0.5
Others	8.5%	8.5%	—
Total	51.7%	53.5%	(1.8)

The estimated total market decreased by 5.2%, or by 6.5% excluding the net impact of trade inventory movements, mainly due to the implementation of elements of the Tobacco Products Directive, notably the ban on pack sizes of ten cigarettes, which fueled growth in cheaper alternatives such as fine cut, cigarillos, e-vapor and illicit products. The decline of the total market also reflected a challenging comparison with the first quarter of 2016, which grew by 3.9%. The decline of PMI's shipments, down by 7.9% excluding the net impact of distributor inventory movements, mainly reflected the lower total market, as well as lower cigarette market share, notably due to: Marlboro, as a result of its price increase in the second quarter of 2016, the ban on pack sizes of ten cigarettes, and out-switching to HEETS; and low-price Philip Morris, impacted by the growth of the super-low price segment.

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In Poland, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Poland Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	10.2	10.1	1.5%

PMI Cigarette Shipments (million units)	4,302	4,145	3.8%

PMI Cigarette Market Share
Marlboro	10.2%	11.2%	(1.0)
L&M	18.8%	18.5%	0.3
Chesterfield	9.9%	8.6%	1.3
Others	3.2%	2.9%	0.3
Total	42.1%	41.2%	0.9

The estimated total cigarette market increased by 1.5%, despite a challenging comparison with the first quarter of 2016, which grew by 3.1%. The increase in PMI's cigarette shipment volume primarily reflected the higher total cigarette market, as well as higher cigarette market share, mainly reflecting higher share of Chesterfield, driven by brand support, partly offset by Marlboro, unfavorably impacted by the estimated trade inventory movements.

In Spain, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Spain Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	9.9	10.4	(4.7)%

PMI Shipments (million units)	3,185	4,022	(20.8)%

PMI Market Share
Marlboro	16.2%	17.7%	(1.5)
L&M	5.5%	5.6%	(0.1)
Chesterfield	8.7%	8.9%	(0.2)
Others*	1.8%	1.9%	(0.1)
Total	32.2%	34.1%	(1.9)
*Includes heated tobacco units.

The estimated total market decreased by 4.7%, or by 0.3% excluding the impact of estimated trade inventory reductions following increases ahead of retail price increases in December 2016. The decline of PMI's shipments, down by 8.8% excluding the net impact of distributor inventory movements, mainly associated with the replenishment in the first quarter of 2016 of low inventory levels at the end of 2015, was mainly due to the lower total market and lower market share, principally due to Marlboro, reflecting the impact of price increases, particularly past the round

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€5.00 per pack price point in the vending channel, as well as a challenging comparison with the first quarter of 2016 in which the market share of Marlboro grew by 1.6 points.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

Net revenues, excluding excise taxes, of $1.5 billion decreased by 7.8%. Excluding unfavorable currency of $99 million, net revenues, excluding excise taxes, decreased by 1.6%, principally reflecting unfavorable volume/mix of $179 million, mainly due to: North Africa, notably Egypt and Tunisia; Russia, mainly due to the unfavorable impact of estimated inventory movements and a lower total market; and Saudi Arabia; partly offset by a favorable pricing variance of $153 million, driven principally by North Africa, notably Egypt, Saudi Arabia and Ukraine.

Operating companies income of $690 million increased by 9.0%. Excluding unfavorable currency of $12 million, operating companies income increased by 10.9%, principally reflecting a favorable pricing variance and a favorable cost comparison with 2016, partly offset by unfavorable volume/mix of $135 million, mainly due to North Africa, notably Tunisia, Russia and Saudi Arabia.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 8. Adjusted operating companies income, excluding unfavorable currency, increased by 10.9%. Adjusted operating companies income margin, excluding unfavorable currency, increased by 5.0 points to 44.5%, reflecting the factors mentioned above, as detailed on Schedule 8.

EEMA OCI	First-Quarter
(in millions)				Excl.
	2017	2016	Change	Curr.
OCI	$690	$633	9.0%	10.9%
Asset impairment & exit costs	—	—
Adjusted OCI	$690	$633	9.0%	10.9%
Adjusted OCI Margin*	46.7%	39.5%	7.2	5.0
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

EEMA PMI Shipment Commentaries

EEMA PMI Shipment Volume	First-Quarter
(million units)
	2017	2016	Change

Cigarettes	56,574	63,126	(10.4)%
Heated Tobacco Units	105	2	+100%
Total EEMA	56,679	63,128	(10.2)%

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EEMA PMI Shipment Volume by Brand	First-Quarter
(million units)
	2017		2016	Change
Cigarettes
Marlboro	16,116		17,532	(8.1)%
L&M	11,489		12,865	(10.7)%
Bond Street	8,133	8,132.531537	9,250	(12.1)%
Parliament	6,542		7,302	(10.4)%
Others	14,294		16,177	(11.6)%
Total Cigarettes	56,574		63,126	(10.4)%
Heated Tobacco Units	105		2	+100%
Total EEMA	56,679		63,128	(10.2)%

As shown in the table above, PMI's total shipment volume decreased by 10.2% to 56.7 billion units, mainly due to cigarette volume declines in North Africa, primarily Egypt associated with continuity of supply, Tunisia associated with the timing of shipments, Russia and Ukraine.
The decrease in cigarette shipment volume of Marlboro was mainly due to Saudi Arabia and Tunisia, partly offset by Algeria. The decrease in cigarette shipment volume of L&M was mainly due to Egypt, Russia, Turkey and Ukraine, partly offset by Kazakhstan and Saudi Arabia. The decrease in cigarette shipment volume of Bond Street was mainly due to Russia and Ukraine. The decrease in cigarette shipment volume of Parliament was mainly due to Russia. The decrease in cigarette shipment volume of "Others" was mainly due to largely local, lower-margin brands in Russia and Ukraine.

EEMA Key Market Commentaries

In North Africa, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

North Africa Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	33.1	34.4	(3.5)%

PMI Cigarette Shipments (million units)	8,780	10,230	(14.2)%

PMI Cigarette Market Share
Marlboro	8.3%	7.3%	1.0
L&M	12.1%	14.1%	(2.0)
Others	2.7%	3.1%	(0.4)
Total	23.1%	24.5%	(1.4)

The estimated total cigarette market decreased by 3.5%, mainly due to Egypt, reflecting the impact of price increases since the third quarter of 2016. The decrease in PMI's cigarette shipment volume, down by 7.9% excluding estimated distributor inventory movements, was mainly due to the lower total cigarette market, as well as lower cigarette market share, notably of L&M in Egypt as a result of widening price gaps with competitors' brands, partly offset by the recovery of Marlboro in Algeria following the lower-than-anticipated acceptance of Architecture 2.0 in 2016.

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In Russia, estimated industry size and PMI shipment volume, shown in the table below, include cigarettes and PMI's heated tobacco units. February quarter-to-date market share performance, as measured by Nielsen and shown in the table below, reflects that of cigarettes.

Russia Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	54.7	59.4	(7.9)%

PMI Shipments (million units)	14,839	17,811	(16.7)%

PMI Cigarette Market Share
Marlboro	1.3%	1.4%	(0.1)
Parliament	3.6%	3.9%	(0.3)
Bond Street	9.3%	8.4%	0.9
Others	13.2%	14.1%	(0.9)
Total	27.4%	27.8%	(0.4)

The estimated total market decreased by 7.9%, reflecting the impact of excise tax-driven price increases. Excluding the net impact of estimated distributor inventory movements, mainly associated with the replenishment in the first quarter of 2016 of low inventory levels at the end of 2015, PMI's shipment volume decreased by 7.5%, mainly due to the lower total market. The decrease of PMI's cigarette market share was mainly due to: Parliament, reflecting the impact of price increases; Chesterfield, L&M and Next/Dubliss in "Others," primarily reflecting slower-than-anticipated retail price penetration of competitors' brands, partly offset by Bond Street; and the growth of recently-launched Philip Morris in "Others," reflecting the successful ongoing morphing of super-low price Optima and Apollo Soyuz.

In Turkey, estimated cigarette industry size, PMI cigarette shipment volume and February quarter-to-date cigarette market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	22.6	22.4	0.8%

PMI Cigarette Shipments (million units)	9,830	10,345	(5.0)%

PMI Cigarette Market Share
Marlboro	9.9%	10.0%	(0.1)
Parliament	11.3%	11.5%	(0.2)
Lark	6.8%	7.8%	(1.0)
Others	14.9%	14.6%	0.3
Total	42.9%	43.9%	(1.0)

The estimated total cigarette market increased by 0.8%. Excluding the impact of estimated trade inventory movements associated with the comparative timing of purchases ahead of anticipated price increases, the estimated total cigarette market declined by 5.4%, mainly reflecting the impact of price increases and a higher prevalence of

- -14 -

illicit trade. The decrease in PMI's shipments was mainly due to lower cigarette market share, reflecting the impact of price increases and, in the case of low-price Lark, competitive pressure from super-low price alternatives.

In Ukraine, estimated industry size and PMI cigarette shipment volume, shown in the table below, include cigarettes and PMI's heated tobacco units. February quarter-to-date market share performance, as measured by Nielsen and shown in the table below, reflects that of cigarettes.

Ukraine Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	14.9	17.3	(14.2)%

PMI Shipments (million units)	4,110	5,648	(27.2)%

PMI Cigarette Market Share
Marlboro	3.1%	3.3%	(0.2)
Parliament	3.1%	2.8%	0.3
Bond Street	9.2%	10.1%	(0.9)
Others	12.0%	13.4%	(1.4)
Total	27.4%	29.6%	(2.2)

The estimated total market decreased by 14.2%, mainly due to the impact of price increases and a challenging comparison with the first quarter of 2016, which grew by 17.3%. The decrease in PMI's shipment volume was mainly due to the lower total market, as well as lower cigarette market share, primarily of low-price Bond Street, as well as President, down by 3.0 points to 1.4%, and Chesterfield, down by 0.7 points to 2.1%, in "Others," largely reflecting the impact of price increases. The decline in PMI's cigarette market share was partly offset by Parliament, as well as L&M, up by 1.9 points to 6.5%, in "Others."

ASIA REGION

Net revenues, excluding excise taxes, of $2.2 billion increased by 13.9%. Excluding favorable currency of $56 million, net revenues, excluding excise taxes, increased by 11.0%, reflecting a favorable pricing variance of $143 million, driven principally by Australia, Indonesia and the Philippines. The favorable pricing variance was supported by favorable volume/mix of $74 million, predominantly driven by favorable heated tobacco unit volume in Japan, partly offset by unfavorable volume/mix in Indonesia and unfavorable volume in Australia, Pakistan and the Philippines.

Operating companies income of $852 million increased by 9.5%. Excluding favorable currency of $54 million, operating companies income increased by 2.6%, mainly driven by a favorable pricing variance, partly offset by: unfavorable volume/mix of $56 million, mainly due to unfavorable volume/mix in Indonesia and unfavorable volume in Australia and Pakistan, partly offset by favorable volume in Japan, driven by heated tobacco units; and an unfavorable cost comparison, notably related to increased investment behind reduced-risk products, notably in Japan.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 8. Adjusted operating companies income, excluding favorable currency, increased by 2.6%. Adjusted operating

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companies income margin, excluding favorable currency, decreased by 3.0 points to 36.5%, reflecting the factors mentioned above, as detailed on Schedule 8.

Asia OCI	First-Quarter
(in millions)				Excl.
	2017	2016	Change	Curr.
OCI	$852	$778	9.5%	2.6%
Asset impairment & exit costs	—	—
Adjusted OCI	$852	$778	9.5%	2.6%
Adjusted OCI Margin*	38.0%	39.5%	(1.5)	(3.0)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Asia PMI Shipment Commentaries

Asia PMI Shipment Volume	First-Quarter
(million units)
	2017	2016	Change

Cigarettes	55,142	65,222	(15.5)%
Heated Tobacco Units	4,145	435	+100%
Total Asia	59,287	65,657	(9.7)%

Asia PMI Shipment Volume by Brand	First-Quarter
(million units)
	2017	2016	Change
Cigarettes
Marlboro	17,734	18,873	(6.0)%
Lark	4,566	4,302	6.1%
Parliament	2,326	2,410	(3.5)%
Others	30,516	39,637	(23.0)%
Total Cigarettes	55,142	65,222	(15.5)%
Heated Tobacco Units	4,145	435	+100%
Total Asia	59,287	65,657	(9.7)%

As shown in the table above, PMI's total shipment volume decreased by 9.7% to 59.3 billion units, mainly due to cigarette volume declines in: Indonesia; Japan; Korea; Pakistan, reflecting the impact of excise tax-driven price increases and an increase in the prevalence of illicit trade; and the Philippines; partly offset by higher heated tobacco unit volume in Japan.
The decrease in cigarette shipment volume of Marlboro was mainly due to Japan, primarily reflecting out-switching to Marlboro HeatSticks. The increase in cigarette shipment volume of Lark was driven by Japan and Korea. The decrease in cigarette shipment volume of Parliament was mainly due to Japan. The decrease in cigarette shipment volume of "Others" was mainly due to local, low-margin brands in Pakistan and the Philippines.

Asia Key Market Commentaries

In Indonesia, estimated cigarette industry size, PMI cigarette shipment volume, cigarette market share and segmentation performance are shown in the tables below.

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Indonesia Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	71.0	75.2	(5.5)%

PMI Cigarette Shipments (million units)	23,399	25,142	(6.9)%

PMI Cigarette Market Share
Sampoerna A	13.9%	14.3%	(0.4)
Dji Sam Soe	6.3%	6.6%	(0.3)
Sampoerna U	5.0%	4.5%	0.5
Others	7.8%	8.1%	(0.3)
Total	33.0%	33.5%	(0.5)

Indonesia Segmentation Data	First-Quarter
			Change
	2017	2016	p.p.
Segment % of Total Market
Hand-Rolled Kretek (SKT)	18.2%	18.8%	(0.6)
Machine-Made Kretek (SKM)	76.3%	75.2%	1.1
Whites (SPM)	5.5%	6.0%	(0.5)
Total	100.0%	100.0%	—

PMI % Share of Segment
Hand-Rolled Kretek (SKT)	38.0%	38.1%	(0.1)
Machine-Made Kretek (SKM)	28.6%	28.5%	0.1
Whites (SPM)	76.5%	81.3%	(4.8)

The estimated total cigarette market decreased by 5.5%, primarily reflecting the impact of tax-driven price increases. The decrease in PMI's cigarette shipments was mainly due to the lower estimated total market. The decline of PMI's cigarette market share mainly reflected the decline of PMI's share of the SPM segment and the soft performance of PMI's SKT portfolio, broadly in line with industry trends.

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In Japan, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Japan Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	40.6	43.9	(7.4)%

PMI Shipments (million units)
Cigarettes	10,701	11,551	(7.4)%
Heated Tobacco Units	4,145	435	+100%
Total	14,846	11,986	23.9%

PMI Market Share
Marlboro	10.0%	10.6%	(0.6)
Marlboro HeatSticks	7.1%	0.8%	6.3
Parliament	2.2%	2.3%	(0.1)
Lark	9.2%	9.2%	—
Others	1.5%	1.7%	(0.2)
Total	30.0%	24.6%	5.4

The estimated total market decreased by 7.4%, or by 4.3% excluding the net impact of estimated trade inventory movements mainly associated with PMI's principal competitor's products in the first quarter of 2016 ahead of its retail price increases. PMI's shipment volume increased by 11.6%, excluding the net impact of distributor inventory movements primarily associated with the timing of Marlboro HeatSticks in transit to Japan, mainly reflecting higher share driven by Marlboro HeatSticks.

In Korea, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Korea Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	16.1	17.0	(5.2)%

PMI Cigarette Shipments (million units)	3,049	3,543	(13.9)%

PMI Cigarette Market Share
Marlboro	8.7%	9.4%	(0.7)
Parliament	8.0%	7.5%	0.5
Virginia S.	2.0%	3.4%	(1.4)
Others	0.4%	0.6%	(0.2)
Total	19.1%	20.9%	(1.8)

The estimated total cigarette market decreased by 5.2%, primarily reflecting a challenging comparison with the first quarter of 2016 which increased by 40.9%. The decrease in PMI's cigarette shipment volume was due to the lower total market, as well as lower cigarette market share, which was unfavorably impacted by the estimated trade inventory movements.

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In the Philippines, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Philippines Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	16.6	19.6	(15.6)%

PMI Cigarette Shipments (million units)	10,955	14,474	(24.3)%

PMI Cigarette Market Share
Marlboro	32.5%	27.5%	5.0
Fortune	17.4%	25.0%	(7.6)
Jackpot	5.9%	9.0%	(3.1)
Others	10.3%	12.2%	(1.9)
Total	66.1%	73.7%	(7.6)

The estimated total cigarette market decreased by 15.6%, mainly due to the impact of excise tax-driven price increases, including those on PMI's full brand portfolio in the fourth quarter of 2016, as well as a high prevalence of illicit trade. The decline in PMI's cigarette shipment volume was due to the lower total cigarette market, as well as lower cigarette market share, particularly of PMI's low and super-low price brands as a result of the timing of competitors' price increases, and widened price gaps to PMI's principal competitor's discounted brands, partly offset by Marlboro, which benefited from in-switching from lower-priced brands.

LATIN AMERICA & CANADA REGION

Net revenues, excluding excise taxes, of $606 million decreased by 6.8%. Excluding unfavorable currency of $22 million, net revenues, excluding excise taxes, decreased by 3.4%, primarily reflecting unfavorable volume/mix of $87 million, mainly due to Argentina, Canada and Mexico, partly offset by a favorable pricing variance of $65 million, principally in Argentina, Canada and Mexico.

Operating companies income of $177 million decreased by 22.7%. Excluding unfavorable currency of $26 million, operating companies income decreased by 11.4%, primarily due to: unfavorable volume/mix of $75 million, mainly due to Argentina, Canada and Mexico; and higher costs, mainly inflation-driven in Argentina; partly offset by a favorable pricing variance.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 8. Adjusted operating companies income, excluding unfavorable currency, decreased by 11.4%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 2.9 points to 32.3%, principally driven by the factors mentioned above, as detailed on Schedule 8.

- -19 -

Latin America & Canada OCI	First-Quarter
(in millions)				Excl.
	2017	2016	Change	Curr.
OCI	$177	$229	(22.7)%	(11.4)%
Asset impairment & exit costs	—	—
Adjusted OCI	$177	$229	(22.7)%	(11.4)%
Adjusted OCI Margin*	29.2%	35.2%	(6.0)	(2.9)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Latin America & Canada PMI Shipment Commentaries

Latin America & Canada PMI Shipment Volume	First-Quarter
(million units)
	2017	2016	Change

Cigarettes	19,296	21,700	(11.1)%
Heated Tobacco Units	1	—	—%
Total Latin America & Canada	19,297	21,700	(11.1)%

Latin America & Canada PMI Shipment Volume by Brand	First-Quarter
(million units)
	2017		2016	Change
Cigarettes
Marlboro	7,625		8,880	(14.1)%
Philip Morris	3,440	3,439.62486	4,631	(25.7)%
Chesterfield	1,887		171	+100.0%
Others	6,344		8,018	(20.9)%
Total Cigarettes	19,296		21,700	(11.1)%
Heated Tobacco Units	1		—	—%
Total Latin America & Canada	19,297		21,700	(11.1)%

As shown in the table above, PMI's total shipment volume decreased by 11.1% to 19.3 billion units, mainly due to cigarette volume declines in Argentina, Canada and Mexico.
The decrease in cigarette shipment volume of Marlboro was mainly due to Argentina and Mexico. The decrease in cigarette shipment volume of Philip Morris was mainly due to Argentina. The increase in cigarette shipment volume of Chesterfield was driven by Argentina, Colombia and Venezuela. The decrease in cigarette shipment volume of "Others" was mainly due to largely local, lower-margin brands in Canada, Colombia and Mexico.

- -20 -

Latin America & Canada Key Market Commentaries

In Argentina, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Argentina Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	9.3	9.8	(4.3)%

PMI Cigarette Shipments (million units)	6,948	7,526	(7.7)%

PMI Cigarette Market Share
Marlboro	20.2%	24.0%	(3.8)
Chesterfield	14.5%	1.6%	12.9
Philip Morris	33.9%	44.6%	(10.7)
Others	5.9%	7.0%	(1.1)
Total	74.5%	77.2%	(2.7)

The estimated total cigarette market decreased by 4.3%, primarily reflecting the impact of excise tax increases in May 2016, which drove a more than 50% increase in average industry retail prices, as well as retail price increases in the first quarter of 2017. The decrease in PMI's cigarette shipment volume was mainly due to the lower total market, as well as lower cigarette market share, impacted by down-trading of Marlboro and mid-price Philip Morris, partly offset by low-price Chesterfield that also benefited from its successful morphing from Next.

In Canada, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Canada Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Market (billion units)	4.9	5.6	(12.4)%

PMI Shipments (million units)	1,776	2,184	(18.7)%

PMI Market Share
Belmont	3.6%	3.7%	(0.1)
Canadian Classics	8.9%	10.7%	(1.8)
Next	10.9%	11.6%	(0.7)
Others*	11.5%	13.2%	(1.7)
Total	34.9%	39.2%	(4.3)
*Includes heated tobacco units.

The estimated total market decreased by 12.4%, mainly reflecting a difficult comparison with the first quarter of 2016, which grew by 1.4%. Excluding the impact of estimated trade inventory movements associated with retail price increases in January 2017, the total market decreased by 8.8%. The decrease in PMI's shipment volume was mainly due to the lower total market, as well as lower cigarette market share, which largely reflected the unfavorable impact of the estimated trade inventory movements.

- -21 -

In Mexico, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Mexico Key Market Data	First-Quarter
			Change
	2017	2016	% / p.p.
Total Cigarette Market (billion units)	7.9	8.9	(11.3)%

PMI Cigarette Shipments (million units)	5,059	5,982	(15.4)%

PMI Cigarette Market Share
Marlboro	46.0%	47.5%	(1.5)
Delicados	8.2%	9.9%	(1.7)
Benson & Hedges	4.9%	4.2%	0.7
Others	5.2%	5.9%	(0.7)
Total	64.3%	67.5%	(3.2)

The estimated total cigarette market decreased by 11.3%. Excluding the impact of estimated trade inventory movements associated with industry retail price increases in January 2017, the estimated total cigarette market increased by 1.8%. The decrease in PMI's cigarette shipment volume mainly reflected the lower total cigarette market. The decline of PMI's cigarette market share largely reflected the unfavorable impact of the estimated trade inventory movements.

- -22 -

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of reduced-risk products (“RRPs”).  RRPs is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2016. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

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			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended March 31,
($ in millions, except per share data)
(Unaudited)

	2017	2016	% Change
Net Revenues	$16,556	$16,788	(1.4)%
Cost of sales	2,177	2,096	3.9%
Excise Taxes on products (1)	10,492	10,705	(2.0)%
Gross profit	3,887	3,987	(2.5)%
Marketing, administration and research costs	1,469	1,496
Asset impairment and exit costs	—	—
Amortization of intangibles	22	18
Operating Income (2)	2,396	2,473	(3.1)%
Interest expense, net	219	247
Earnings before income taxes	2,177	2,226	(2.2)%
Provision for income taxes	541	630	(14.1)%
Equity (income)/loss in unconsolidated subsidiaries, net	(22)	(9)
Net Earnings	1,658	1,605	3.3%
Net Earnings attributable to noncontrolling interests	68	75
Net Earnings attributable to PMI	$1,590	$1,530	3.9%

Per share data (3):
Basic Earnings Per Share	$1.02	$0.98	4.1%
Diluted Earnings Per Share	$1.02	$0.98	4.1%

(1) The segment detail of Excise Taxes on products sold for the quarters ended March 31, 2017 and 2016 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2017	2016	% Change
Operating Income	$2,396	$2,473	(3.1)%
Excluding:
- Amortization of intangibles	22	18
- General corporate expenses (included in marketing, administration and research costs above)	51	46
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(22)	(9)
Operating Companies Income	$2,491	$2,546	(2.2)%

(3) Net Earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended March 31, 2017 and 2016 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2017	Net Revenues (1)	$5,889	$3,695	$4,838	$2,134	$16,556
	Excise Taxes on products	(4,149)	(2,218)	(2,597)	(1,528)	(10,492)
	Net Revenues excluding Excise Taxes	1,740	1,477	2,241	606	6,064

2016	Net Revenues	$6,143	$3,997	$4,689	$1,959	$16,788
	Excise Taxes on products	(4,280)	(2,395)	(2,721)	(1,309)	(10,705)
	Net Revenues excluding Excise Taxes	1,863	1,602	1,968	650	6,083

Variance	Currency	(55)	(99)	56	(22)	(120)
	Acquisitions	—	—	—	—	—
	Operations	(68)	(26)	217	(22)	101
	Variance Total	(123)	(125)	273	(44)	(19)
	Variance Total (%)	(6.6)%	(7.8)%	13.9%	(6.8)%	(0.3)%

	Variance excluding Currency	(68)	(26)	217	(22)	101
	Variance excluding Currency (%)	(3.7)%	(1.6)%	11.0%	(3.4)%	1.7%

	Variance excluding Currency & Acquisitions	(68)	(26)	217	(22)	101
	Variance excluding Currency & Acquisitions (%)	(3.7)%	(1.6)%	11.0%	(3.4)%	1.7%

(1) 2017 Currency increased / (decreased) Net Revenues as follows:
	European Union	$(203)
	EEMA	(541)
	Asia	96
	Latin America & Canada	(138)
		$(786)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2017	$772	$690	$852	$177	$2,491
2016	906	633	778	229	2,546
% Change	(14.8)%	9.0%	9.5%	(22.7)%	(2.2)%

Reconciliation:
For the quarter ended March 31, 2016	$906	$633	$778	$229	$2,546

2016 Asset impairment and exit costs	—	—	—	—	—
2017 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	(28)	(12)	54	(26)	(12)
Operations	(106)	69	20	(26)	(43)
For the quarter ended March 31, 2017	$772	$690	$852	$177	$2,491

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended March 31,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2017 Diluted Earnings Per Share		$1.02	(1)
2016 Diluted Earnings Per Share		$0.98	(1)
Change		$0.04
% Change		4.1%

Reconciliation:
2016 Diluted Earnings Per Share		$0.98	(1)

Special Items:
2016 Asset impairment and exit costs		—
2016 Tax items		—
2017 Asset impairment and exit costs		—
2017 Tax items		0.04

Currency		—
Interest		0.02
Change in tax rate		0.01
Operations		(0.03)	(2)
2017 Diluted Earnings Per Share		$1.02	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q1 2017	Q1 2016

Net Earnings attributable to PMI	$1,590	$1,530
Less distributed and undistributed earnings attributable
to share-based payment awards	3	5
Net Earnings for basic and diluted EPS	$1,587	$1,525

Weighted-average shares for basic EPS	1,552	1,550
Plus Contingently Issuable Performance Stock Units (PSUs)	1	—
Weighted-average shares for diluted EPS	1,553	1,550

(2) Includes the impact of shares outstanding and share-based payments

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	March 31,		December 31,
	2017		2016
Assets
Cash and cash equivalents	$5,076		$4,239
All other current assets	11,808		13,369
Property, plant and equipment, net	6,264		6,064
Goodwill	7,485		7,324
Other intangible assets, net	2,517		2,470
Investments in unconsolidated subsidiaries	1,079		1,011
Other assets	2,398		2,374
Total assets	$36,627		$36,851

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$1,004		$643
Current portion of long-term debt	1,754		2,573
All other current liabilities	10,597		13,251
Long-term debt	28,588		25,851
Deferred income taxes	1,739		1,897
Other long-term liabilities	3,502		3,536
Total liabilities	47,184		47,751

Total PMI stockholders' deficit	(12,392)		(12,688)
Noncontrolling interests	1,835		1,788
Total stockholders' deficit	(10,557)		(10,900)
Total liabilities and stockholders' (deficit) equity	$36,627		$36,851

Total debt	$31,346		$29,067
Total debt to Adjusted EBITDA	2.73	(1)	2.51	(1)
Net debt to Adjusted EBITDA	2.28	(1)	2.15	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 10.

													Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

2017								2016			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$5,889	$4,149	$1,740	$(55)	$1,795	$—	$1,795	European Union	$6,143	$4,280	$1,863	(6.6)%	(3.7)%	(3.7)%
3,695	2,218	1,477	(99)	1,576	—	1,576	EEMA	3,997	2,395	1,602	(7.8)%	(1.6)%	(1.6)%
4,838	2,597	2,241	56	2,185	—	2,185	Asia	4,689	2,721	1,968	13.9%	11.0%	11.0%
2,134	1,528	606	(22)	628	—	628	Latin America & Canada	1,959	1,309	650	(6.8)%	(3.4)%	(3.4)%
$16,556	$10,492	$6,064	$(120)	$6,184	$—	$6,184	PMI Total	$16,788	$10,705	$6,083	(0.3)%	1.7%	1.7%

2017								2016			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$772			$(28)	$800	$—	$800	European Union			$906	(14.8)%	(11.7)%	(11.7)%
690			(12)	702	—	702	EEMA			633	9.0%	10.9%	10.9%
852			54	798	—	798	Asia			778	9.5%	2.6%	2.6%
177			(26)	203	—	203	Latin America & Canada			229	(22.7)%	(11.4)%	(11.4)%
$2,491			$(12)	$2,503	$—	$2,503	PMI Total			$2,546	(2.2)%	(1.7)%	(1.7)%

													Schedule 7
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Selected Financial Data by Product Category
For the Quarters Ended March 31,
($ in millions) / (Unaudited)

2017								2016			% Change in Combustible Products Net Revenues excluding Excise Taxes
Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Combustible Products	Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$5,852	$4,143	$1,709	$(55)	$1,764	$—	$1,764	European Union	$6,134	$4,279	$1,855	(7.9)%	(4.9)%	(4.9)%
3,687	2,218	1,470	(99)	1,569	—	1,569	EEMA	3,998	2,395	1,603	(8.3)%	(2.1)%	(2.1)%
4,442	2,597	1,845	38	1,806	—	1,806	Asia	4,642	2,722	1,921	(4.0)%	(6.0)%	(6.0)%
2,134	1,529	605	(22)	627	—	627	Latin America & Canada	1,958	1,309	650	(6.8)%	(3.5)%	(3.5)%
$16,116	$10,487	$5,629	$(137)	$5,766	$—	$5,766	Total Combustible Products	$16,732	$10,704	$6,028	(6.6)%	(4.3)%	(4.3)%

2017								2016			% Change in Reduced-Risk Products Net Revenues excluding Excise Taxes
Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Reduced-Risk Products	Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$36	$5	$31	$(1)	$33	$—	$33	European Union	$9	0	$9	+100%	+100%	+100%
8	1	7	0	7	—	7	EEMA	(1)	0	(1)	+100%	+100%	+100%
396	0	396	18	379	—	379	Asia	47	—	47	+100%	+100%	+100%
0	0	0	0	0	—	0	Latin America & Canada	1	0	0	20.0%	12.5%	12.5%
$440	$5	$435	$17	$418	$—	$418	Total Reduced-Risk Products	$56	$1	$55	+100%	+100%	+100%

$16,556	$10,492	$6,064	$(120)	$6,184	$—	$6,184	PMI Total	$16,788	$10,705	$6,083	(0.3)%	1.7%	1.7%

(1) Net revenue amounts for our Combustible Products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our cigarettes and other tobacco products combined. Other tobacco products primarily include tobacco for roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos and do not include Reduced-Risk products.

(2) Net revenue amounts for our Reduced-Risk Products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our heated tobacco units, our IQOS devices and related accessories, and other nicotine-containing products, which primarily include our e-vapor products. Reduced-Risk Products is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of Reduced-Risk Products in various stages of development, scientific assessment and commercialization. Because our Reduced-Risk Products do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

(3) PMI often collects excise taxes from its customers and then remits them to governments, and, in those circumstances, PMI includes the excise taxes in its net revenues and in excise taxes on products.  In some jurisdictions, including Japan, PMI is not responsible for collecting excise taxes.

Note: Sum of product categories or Regions might not foot to PMI total due to rounding.

													Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

2017								2016			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$772	$—	$772	$(28)	$800	$—	$800	European Union	$906	$—	$906	(14.8)%	(11.7)%	(11.7)%
690	—	690	(12)	702	—	702	EEMA	633	—	633	9.0%	10.9%	10.9%
852	—	852	54	798	—	798	Asia	778	—	778	9.5%	2.6%	2.6%
177	—	177	(26)	203	—	203	Latin America & Canada	229	—	229	(22.7)%	(11.4)%	(11.4)%
$2,491	$—	$2,491	$(12)	$2,503	$—	$2,503	PMI Total	$2,546	$—	$2,546	(2.2)%	(1.7)%	(1.7)%

2017								2016				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$800	$1,795	44.6%		$800	$1,795	44.6%	European Union	$906	$1,863	48.6%		(4.0)	(4.0)
702	1,576	44.5%		702	1,576	44.5%	EEMA	633	1,602	39.5%		5.0	5.0
798	2,185	36.5%		798	2,185	36.5%	Asia	778	1,968	39.5%		(3.0)	(3.0)
203	628	32.3%		203	628	32.3%	Latin America & Canada	229	650	35.2%		(2.9)	(2.9)
$2,503	$6,184	40.5%		$2,503	$6,184	40.5%	PMI Total	$2,546	$6,083	41.9%		(1.4)	(1.4)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 6.

				Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended March 31,
(Unaudited)

	2017	2016	% Change

Reported Diluted EPS	$1.02	$0.98	4.1%

Less:
Currency impact	—

Reported Diluted EPS, excluding Currency	$1.02	$0.98	4.1%

	2017	2016	% Change

Reported Diluted EPS	$1.02	$0.98	4.1%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	(0.04)	—

Adjusted Diluted EPS	$0.98	$0.98	—%

Less:
Currency impact	—

Adjusted Diluted EPS, excluding Currency	$0.98	$0.98	—%

				Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	March 31,			December 31,
		2017		2016
	April ~ December	January ~ March	12 months
	2016	2017	rolling

Net Earnings	$5,645	$1,658	$7,303	$7,250
Equity (income)/loss in unconsolidated subsidiaries, net	(85)	(22)	(107)	(94)
Provision for Income Taxes	2,138	541	2,679	2,768
Interest expense, net	644	219	863	891
Depreciation and amortization	568	197	765	743
Asset impairment and exit costs	—	—	—	—
Adjusted EBITDA	$8,910	$2,593	$11,503	$11,558

			March 31,	December 31,
			2017	2016

Short-term borrowings			$1,004	$643
Current portion of long-term debt			1,754	2,573
Long-term debt			28,588	25,851
Total Debt			$31,346	$29,067
Less: Cash and cash equivalents			5,076	4,239
Net Debt			$26,270	$24,828

Ratios:
Total Debt to Adjusted EBITDA			2.73	2.51
Net Debt to Adjusted EBITDA			2.28	2.15

			Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

	For the Quarters Ended
	March 31,
	2017	2016	% Change

Net cash provided by operating activities (1)	$843	$462	82.5%

Less:
Currency impact	(118)

Net cash provided by operating activities, excluding currency	$961	$462	+100%

(1) Operating cash flow.

		Schedule 12

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2016

Reported Diluted EPS	$4.48

Adjustments:
Asset impairment and exit costs	—
Tax items	—

Adjusted Diluted EPS	$4.48